UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 5, 2022

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway
Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-6350
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2022, Dun & Bradstreet Holdings, Inc. (the “Company”) granted performance-based restricted stock awards (the “P-RSAs”) and non-qualified stock options (the “Options” and, together with the P-RSAs, the “Awards”) to certain key executives, including our named executive officers. The compensation committee approved the Awards in order to drive a strong focus among the Company’s key leaders who are most able to drive the effective execution of the Company’s strategic plan and to encourage the retention of those leaders in order to mitigate execution risk. The terms of the Awards, which are described below, include performance-based objectives tied to our long-term performance and shareholder return in order to align the interests of our executives with those of our shareholders. The number of shares subject to the P-RSA awards and the number of Options granted to each named executive officer are:

Name and Title	Number of P-RSAs	Number of Options
William P. Foley, II Executive Chairman	314,664	773,994
Anthony M. Jabbour Chief Executive Officer	629,327	1,547,988
Bryan T. Hipsher Chief Financial Officer	157,332	386,997
Neeraj Sahai President, Dun & Bradstreet International	188,798	464,397
Joe A. Reinhardt, III Chief Legal Officer	78,666	193,499

The P-RSAs vest over three years, subject to continued service and provided we achieve a performance target of Adjusted EBITDA greater than $847.3 million for the period of January 1, 2022 to December 31, 2022.

The Options have a 10-year term and vest over three years subject to continued service. The exercise price of the Options is $15.89, our closing price on the New York Stock Exchange (“NYSE”) on the date of grant. The Options are subject to an exercise condition that they only become exercisable if the trading price of the Company’s common stock on NYSE has achieved a 20% increase from the Company’s closing price on the date of grant. This 20% increase must occur on any 20 trading days within any 30-day trading window during the term of the Options.

The foregoing description of the P-RSAs and Options does not purport to be complete and is qualified in its entirety by reference to the complete text of the related Notice and Global Restricted Stock Award Agreement (Performance-Based) and Notice and Global Stock Option Agreement, both of which we expect to file with our Form 10-Q for the quarter ended September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt, III
Joe A. Reinhardt, III
Chief Legal Officer

Date:	August 11, 2022